Exhibit 99.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Daddario, Chief Financial Officer of MONY Life Insurance Company of America, hereby certify to the best of my knowledge and belief that this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MONY Life Insurance Company of America.

/s/    RICHARD DADDARIO

Richard Daddario

May 15, 2003

A signed original of this written statement required by Section 906 has been provided to MONY Life Insurance Company of America and will be retained by MONY Life Insurance Company of America and furnished to the Securities and Exchange Commission or its staff upon request.